UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2005, the Audit Committee of the Board of Directors of CSK Auto Corporation (the "Company") and management of the Company concluded that, due to certain accounting errors, the Company’s annual financial statements for the fiscal years ended February 1, 2004 (fiscal 2003) and February 2, 2003 (fiscal 2002), and the related interim financial statements for each of the quarters within those years, as well as the first three quarters for the fiscal year ended January 30, 2005 (fiscal 2004), should no longer be relied upon. The Company intends to file restated annual financial statements for the fiscal years 2003 and 2002 in its Annual Report on Form 10-K for fiscal 2004, and restated interim financial statements for each of the quarters ended May 4, August 3, and November 2, 2003 of fiscal 2003, and May 2, August 1, and October 31, 2004, in Forms 10-Q/A for each of the corresponding quarters of fiscal 2004. We have discussed these matters with our independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC").

The restatements reflect adjustments required as a result of the following items.

1. In the course of the Company’s review of its lease accounting practices, the Company identified inconsistencies with applicable accounting guidance with respect to its accounting treatment pertaining to the evaluation of lease terms (thus impacting the amortization of leasehold improvements), free rent periods (i.e., rent holidays), straight-lining of minimum lease payments, the classification of landlord incentives/allowances, and the treatment of costs incurred for certain stores that are constructed and subsequently transferred to our landlords. The adjustments necessary to correct our historical lease accounting will require a restatement of our previously issued financial statements for each of the periods described above. For the four fiscal years ended February 1, 2004, we currently expect that these adjustments will result in a decrease to our net income or increase to our net loss (as applicable) of approximately $1 million to $2 million per year (between $0.04 and $0.07 per diluted share for fiscal years 2000 and 2001 (fiscal years ended February 4, 2001, and February 3, 2002, respectively) and between $0.02 and $0.05 per diluted share for fiscal years 2002 and 2003). A similar level of incremental expense will be recorded in fiscal 2004.

2. The Company has historically recognized estimated vendor allowances in a systematic manner ratably over a performance period that ran from October through September. This recognition period was initially selected to match the benefits to be received with costs the Company was incurring to perform promotional activities required to earn the vendor allowances. The Company reevaluated this accounting convention in connection with its expected voluntary change in inventory accounting method (described further below) from the Last-In, First-Out (LIFO) method to the First-In, First-Out (FIFO) method of accounting for inventories and concluded that the recognition period should be corrected to a calendar year because substantially all allowances are determined and collected based on purchases from vendors in the calendar year. We expect that the effect of this correction will decrease our net income by approximately $5 million ($0.18 per diluted share) for fiscal year 2000, increase net loss by approximately $1 million ($0.04 per diluted share) for fiscal year 2001, and decrease net income by approximately $1 million ($0.02 per diluted share) for fiscal years 2002 and 2003 and $1 million ($0.03 per diluted share) for fiscal 2004. The cumulative effect adjustment at the end of our fiscal year 1999 ended January 30, 2000 is expected to reduce stockholders’ equity by approximately $11 million.

3. The Company also recently identified approximately $11.8 million (approximately $7.2 million after tax, or approximately $0.16 per diluted share) of vendor allowances recorded in prior periods that will not be collected and has determined that the amounts were errors in estimation that should not have been recognized in earlier periods. The Company is still determining the periods that will be impacted; however, it expects that the majority of the adjustments will be made in fiscal 2003.

The adjustments described above had no impact on the Company’s overall historical cash flows.

The Company is working to finalize its quantification of the impact of the accounting adjustments described above on its financial statements and will report the restated prior year financial statements and current year financial statements as soon as they can be made available.

Item 8.01. Other Events.

Because of the time and effort involved in fully determining the effect of the accounting adjustments for the matters described herein, the Company will not file its Annual Report on Form 10-K ("2004 Form 10-K") for fiscal 2004 by the statutorily prescribed due date. On April 18, 2005, the Company filed a Notification of Late Filing Report on Form 12b-25 to obtain a 15-day extension for the filing of its 2004 Form 10-K. The Company expects to file its Form 10-K no later than May 2, 2005, the first business day following the fifteenth calendar day after the statutorily prescribed due date.

In addition to the matters described under Item 4.02, as noted above, the Company expects to implement a voluntary change in its inventory accounting method from the LIFO method to the FIFO method in fiscal 2004. Such a change in inventory accounting method requires a restatement of prior periods and will have a material impact on the Company’s historical financial statements. The Company believes that the change is preferable because it will result in reported inventory cost on our balance sheet that approximates replacement costs instead of higher historical costs under LIFO. The change will require a preferability letter from PwC, which the Company will file with the Securities and Exchange Commission. The Company continues to make the calculations necessary to implement the expected change, but expects an approximate $155 million to $165 million reduction in recorded balances of inventories and an approximately $94 million to $101 million after-tax reduction in stockholders’ equity at the end of fiscal 2004. Additionally, results of operations for historical periods will generally be materially less than under FIFO, as the higher historical cost is expensed under FIFO.

The Company is also working towards completion of its assessment of its internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002, and has preliminarily concluded, subject to further review and analysis, that certain material weaknesses relative to the Company’s lease accounting practices and accounting for its vendor allowances existed at January 30, 2005. Specifically, the Company’s controls over its selection, application and monitoring of its accounting policies related to the effect of leasehold amortization, rent holidays, straight-lining of minimum lease payments, lease incentives and lessee involvement in asset construction practices were ineffective to ensure that such transactions were accounted for in conformity with generally accepted accounting principles. In addition, the Company’s controls over the estimation and accounting for vendor allowances did not operate effectively. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of the material weaknesses identified, the Company’s management believes it will conclude in the Management Report on Internal Control over Financial Reporting in its 2004 Form 10-K that the Company’s internal control over financial reporting was not effective as of January 30, 2005. Also, as a result of the material weaknesses, the Company’s management believes that the report of the independent registered public accounting firm will contain an adverse opinion with respect to the effectiveness of the Company’s internal control over financial reporting as of January 30, 2005.

The Company plans to disclose a more detailed description of these material weaknesses, including its plan for remediating these deficiencies, in its 2004 Form 10-K. Since the testing and evaluation of the effectiveness of the Company’s internal control over financial reporting is ongoing, the Company’s management may ultimately identify additional deficiencies as being material weaknesses in "Management’s Report on Internal Control over Financial Reporting".

The foregoing reflects the Company’s views about the accounting adjustments, its financial condition, performance and other matters that constitute "forward-looking" statements, as such term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," believe," estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the results and effect of the Company’s review of its accounting practices, any potential SEC or NYSE inquiry with respect to the potential adjustments or the Company’s accounting practices, the ability of the Company to file its periodic reports, the impact on the Company’s business and the risks detailed from time to time in the Company's periodic filings under the Securities Exchange Act of 1934. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

April 18, 2005	By:	/s/ Don W. Watson

Name: Don W. Watson
Title: Senior Vice President, Chief Financial Officer